Exhibit 23.2
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2007 with respect to the financial statements of Bluegrass Container Holdings, LLC in Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of New Giant Corporation.
/s/ Ernst & Young LLP
Chicago, Illinois
November 28, 2007